UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2009 (September 18, 2009)

HERTZ GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	001-33139 (Commission File Number)	20-3530539 (I.R.S Employer Identification No.)

225 Brae Boulevard

Park Ridge, New Jersey 07656-0713

(Address of principal executive offices, including zip code)

(201) 307-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

1.             Series 2009-1 Variable Funding Rental Car Asset Backed Notes

On September 18, 2009, Hertz Vehicle Financing LLC (“HVF”), a bankruptcy-remote special purpose entity wholly-owned by Hertz Global Holdings, Inc.’s wholly-owned subsidiary, The Hertz Corporation (the “Company”), completed the closing of a new variable funding note facility referred to as the Series 2009-1 Variable Funding Rental Car Asset Backed Notes (the “Series 2009-1 Notes”).  The aggregate principal amount of such facility is $2,138,072,750 and such facility is available to HVF on a revolving basis.  The Series 2009-1 Notes were not funded on the closing date.

The expected final maturity date of the Series 2009-1 Notes is January 25, 2012 and the legal final maturity date of the Series 2009-1 Notes is January 25, 2013.

Security

The Series 2009-1 Notes are secured by, among other things, a pledge in certain collateral owned by HVF, including (i) the majority of the U.S. car rental fleet that the Company uses in its daily rental operations, (ii) with respect to the portion of those vehicles subject to repurchase programs with vehicle manufacturers, the related manufacturer receivables, (iii) all rights of HVF under a master lease agreement between HVF and the Company, and (iv) all monies on deposit from time to time in certain collection and cash collateral accounts and all proceeds thereof.  The assets of HVF, including the U.S. car rental fleet owned by HVF, will not be available to satisfy the claims of the Company’s general creditors.

Interest

The Series 2009-1 Notes are expected to bear interest at variable rates based upon the weighted average of the commercial paper rates paid by the bank conduits advancing funds to HVF plus a borrowing spread which varies based on the rating of the Series 2009-1 Notes.  The borrowing spread on the Series 2009-1 Notes is subject to increase if Moody’s Investors Service (“Moody’s”) downgrades their rating of the Series 2009-1 Notes below “Aa3”.  The borrowing spread on the Series 2009-1 Notes is also subject to increase during the continuance of an amortization event with respect to the Series 2009-1 Notes. The Series 2009-1 Notes are currently rated “Aa1” by Moody’s.

If any amounts had been borrowed under the Series 2009-1 Notes on the date of closing, the applicable borrowing spread on such borrowed amounts would have been approximately 150 basis points lower than the Series 2008-1 Notes (as defined below) when such notes were terminated and 212.5 basis points higher than the Series 2005-3 Notes and the Series 2005-4 Notes (each, as defined below) when such notes were terminated.

Covenants

HVF is subject to numerous restrictive covenants under the ABS Indenture (as defined below) and related agreements, including restrictive covenants with respect to liens, indebtedness, benefit plans, mergers, disposition of assets, acquisition of assets, dividends, officers compensation, investments, agreements, the types of business it may conduct and other customary covenants for a bankruptcy-remote special purpose entity.

Events of Default and Amortization Events

The Series 2009-1 Notes are subject to events of default and amortization events that are customary in nature for U.S. rental car asset-backed securitizations of this type, including non-payment of principal or interest, violation of covenants, material inaccuracy of representations or warranties, failure to maintain certain enhancement levels, failure to maintain an interest rate hedge and insolvency or certain bankruptcy events. The occurrence of an amortization event or event of default could result in the rapid amortization of the Series 2009-1 Notes and in certain instances the liquidation of vehicles in the U.S. car rental fleet.

Purchasers

Pursuant to a note purchase agreement, HVF sold the Series 2009-1 Notes to each of Kitty Hawk Funding Corporation (an affiliate of Bank of America, N.A.), Liberty Street Funding LLC (an affiliate of The Bank of Nova Scotia), Sheffield Receivables Corporation (an affiliate of Barclays Bank PLC), Fairway Finance Company LLC (an affiliate of BMO Capital Markets Corp.), Atlantic Asset Securitization LLC (an affiliate of Calyon New York Branch), Saratoga Funding Corp., LLC (an affiliate of Deutsche Bank AG, New York Branch), Mont Blanc Capital Corp. (an affiliate of ING Capital Markets LLC), Park Avenue Receivables Company LLC (PARCO) (an affiliate of JPMorgan Chase Bank, N.A.), Versailles Assets LLC (an affiliate of Natixis Financial Products Inc.) and Amsterdam Funding Corporation (an affiliate of RBS Securities Inc.).  The Series 2009-1 Notes were issued pursuant to a series supplement to HVF’s Third Amended and Restated Base Indenture (the “ABS Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), dated as of September 18, 2009.

Certain of the purchasers of the Series 2009-1 Notes, the administrative agent and the Trustee, and their respective affiliates have performed and may in the future perform various investment banking, commercial banking, and other financial advisory services for the Company and its subsidiaries for which they have received and will receive customary fees and expenses, and such parties are also participants in other credit facilities of the Company and its subsidiaries.

2.             Amendment and Restatement of U.S. Fleet Debt Program Documents

On September 18, 2009, HVF entered into amendments and restatements, each dated as of such date, of many of the agreements relating to its U.S. asset-backed fleet debt (collectively, the “U.S. Fleet Debt Program Documents”), including:

•                          the ABS Indenture;

•                          a Third Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement between the Company, as Lessee and Servicer, and HVF, as Lessor;

•                          a Third Amended and Restated Collateral Agency Agreement among HVF, as a Grantor, Hertz General Interest LLC, as a Grantor, the Company, as Servicer, The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and a Secured Party, and the Company, as a Secured Party;

•                          a Second Amended and Restated Participation, Purchase and Sale Agreement by and between Hertz General Interest LLC, HVF and the Company, as Lessee and Servicer;

•                          a Second Amended and Restated Administration Agreement by and between the Company, HVF and the Trustee;

•                          a Second Amended and Restated Master Exchange Agreement among the Company, HVF, Hertz General Interest LLC, Hertz Car Exchange Inc., and DB Services Tennessee, Inc.; and

•                          a Second Amended and Restated Escrow Agreement among the Company, HVF,  Hertz General Interest LLC, Hertz Car Exchange Inc., and J.P. Morgan Chase Bank, N.A.

Among other things, these amendments (i) give HVF the ability, subject to certain conditions, to issue series of notes secured by segregated pools of collateral pledged to support only such series; (ii) modify the conditions precedent to HVF issuing a new series of notes under the ABS Indenture; (iii) modify certain conditions precedent to the amendment of the ABS Indenture, series supplements and certain of the other U.S. Fleet Debt Program Documents; (iv) provide that if certain events of default with respect to manufacturers of vehicles subject to repurchase programs (each, a “Manufacturer Event of Default”) are cured, the effects of such events of default on the U.S. Fleet Debt Program Documents generally cease; (v) provide that if a Manufacturer Event of Default occurs, the related manufacturer does not cease to be an eligible manufacturer, thereby allowing HVF to finance a greater proportion of vehicles manufactured by such manufacturer during a Manufacturer Event of Default and (vi) give HVF the ability, subject to certain conditions, to issue one or more series of notes that would be subordinated in rights to payment of interest and principal to each other series of notes outstanding.

3.             Amendment of 2005-1 and 2005-2 Series Supplements

In addition, on September 18, 2009, HVF entered into amendments to the series supplements relating to its outstanding Series 2005-1 Rental Car Asset-Backed Notes (the “Series 2005-1 Notes”) and Series 2005-2 Rental Car Asset-Backed Notes (the “Series 2005-2 Notes”).  Among other things, the amendments with respect to each such series supplement add new concentration limits and change existing concentration limits for vehicles manufactured by certain manufacturers.

Item 1.02  Termination of Material Definitive Agreements

Immediately prior to the issuance of the Series 2009-1 Notes, HVF caused the termination of the series supplements and note purchase agreements relating to its Series 2005-3 Variable Funding Rental Car Asset Backed Notes (the “Series 2005-3 Notes”), Series 2005-4 Variable Funding Rental Car Asset Backed Notes (the “Series 2005-4 Notes”) and Series 2008-1 Variable Funding Rental Car Asset Backed Notes (the “Series 2008-1 Notes” and, together with the Series 2005-3

Notes and the Series 2005-4 Notes, the “Terminated VFNs”), and caused the repayment and cancellation in full of the Terminated VFNs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

	By:	/s/ Elyse Douglas
	Name:	Elyse Douglas
	Title:	Executive Vice President
and Chief Financial Officer

Date: September 24, 2009